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                SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 10549



                             FORM 8-K




                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934



                         January 12, 1994



                         IMCERA Group Inc.
        (Exact name of registrant as specified in charter)





    New York                   1-483 3      36-1263901
(State or other jurisdiction     (Commission          (IRS Employer
       of incorporation           File Number       Identification No.)


     2315 Sanders Road, Northbrook, IL                  60062-6198
(Address of principal executive offices)             (Zip Code)


     Registrant's telephone number,
         including area code                       (708) 564-8600
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Item 5.  Other Events

     A press release was issued January 12, 1994. The text of that release was as follows:

     IMCERA'S MALLINCKRODT SPECIALTY CHEMICALS UNIT SIGNS
     AGREEMENT WITH PHILLIPS PETROLEUM COMPANY FOR PURCHASE OF
     CATALYST RESOURCES, INC.

     NORTHBROOK, Illinois, January 12, 1994 -- IMCERA Group Inc. (NYSE:IMA) announced today that its Mallinckrodt Specialty Chemicals Company of Chesterfield, Missouri, has signed an agreement with Phillips Petroleum Company for the purchase of Catalyst Resources, Inc. (CRI), Phillips' catalyst subsidiary. CRI, which manufactures and sells a range of polymerization catalysts, is headquartered in Houston, Texas, and has a manufacturing facility in Pasadena, Texas.

     Completion of the proposed sale is contingent upon CRI meeting certain conditions by the anticipated closing date of March 31. No financial terms were disclosed.

     Mack G. Nichols, president and chief executive officer of Mallinckrodt Specialty Chemicals Company, said, "The acquisition of CRI enhances our global position in the catalyst industry. It represents a major addition in both sales and technology to our existing catalyst business." Mallinckrodt Specialty Chemicals' current catalyst business is known throughout the world as Calsicat and is located in Erie, Pennsylvania.

     IMCERA, a Fortune 250 company with fiscal 1993 net sales of about $1.8 billion, has two other international, technology-based businesses -- Mallinckrodt Medical of St. Louis, Missouri, and
Pitman-Moore of Mundelein, Illinois.

                                ###

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       IMCERA Group Inc.

       ROGER A. KELLER

       _______________________________
       Roger A. Keller
       Vice President, Secretary and General Counsel

Date:  January 21, 1994
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